                                                                  Exhibit (8)(h)


                         GLOBAL SUB-CUSTODIAN AGREEMENT
                         ------------------------------


AGREEMENT dated as of April 1, 1994 among BANKERS TRUST COMPANY (the "Bank"), The ARCH Fund, Inc. (the "Fund") and Mercantile Bank of St. Louis National Association (the "Custodian").
                                 WITNESSETH:

                  WHEREAS, the Fund is registered as an open-end diversified, management investment company under the Investment Company Act of 1940, as amended ("1940 Act");

                  WHEREAS, the Fund may, from time to time organize one or more series of shares, in addition to the series set forth in Exhibit A attached hereto, each of which shall represent an interest in a separate portfolio of Securities and Cash (each as hereinafter defined) (all such existing and additional series now or hereafter listed on Exhibit A being hereafter referred to individually as a "Portfolio" and collectively, as the "Portfolios"); and

                  WHEREAS, Custodian has entered into a Custodian Agreement with the Fund to provide certain custody services to the Portfolios; and

                  WHEREAS, the Custodian and the Fund wish to retain the Bank to provide certain global sub custodian services to the Custodian and the Fund, for the benefit of the Portfolios, and the Bank is willing to provide such services;

                  NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the parties hereto as follows:

                  1. Employment of Bank. The Custodian and the Fund, on behalf of each Portfolio, hereby employ the Bank as global subcustodian of all assets of each Portfolio that are delivered to and accepted by the Bank or any of its Subcustodians (as that term is defined in Section 6) anywhere in the world (the "Property") pursuant to the terms and conditions set forth herein. Without limitation, such Property shall include stocks and other equity interests of every type, evidences of indebtedness, other instruments representing same or rights or obligations to receive, purchase, deliver or sell same and other non-cash investment property of a Portfolio ("Securities") and cash from whatever source and in whatever currency ("Cash"). The Bank shall not be responsible for any property of a Portfolio held or received by the Fund or others and not delivered to the Bank or any of its Subcustodians.

                  2. Custody Account. The Bank agrees to establish and maintain one or more separate custody accounts each in the name of the Custodian, on behalf of the Fund for each Portfolio (individually, an "Account" and collectively, the "Accounts") for any and all Property from time to time received and accepted by the Bank or any of its Subcustodians for the account of such Portfolio. Upon delivery by the Fund or the Custodian to the Bank of any Property belonging to a Portfolio, the Fund or the Custodian, as the case may be, shall specifically indicate which Portfolio such Property belongs or if such Property belongs to more than one Portfolio shall allocate such Property to the appropriate Portfolio(s) all in accordance with Instructions (as defined in Section 13). The Custodian and the Fund, on behalf of the Portfolios, each acknowledge its responsibility as a principal for all of its obligations to the Bank arising under or in connection with this Agreement, notwithstanding in the case of the Custodian, that it may be acting on behalf of other persons and warrants its authority to deposit in the Accounts any Property received therefor by the Bank or its Subcustodian and to give, and authorize others to give, instructions relative thereto. The Bank may deliver securities of the same class in place of those deposited in the Account. The Fund, on behalf of the Portfolios, and the Custodian agree that the Bank shall not be subject to, nor shall its rights and obligations under this Agreement or with respect to the Accounts be affected by, any agreement between the Fund or the Custodian and any other person, except as otherwise provided herein.

                  The Bank shall hold, keep safe and protect as global subcustodian all Property in the Account. All transactions, including, but not limited to, foreign exchange transactions, involving the Property shall be executed or settled solely in accordance with Instructions (as defined in Section 13), except that until the Bank, or its Subcustodian, receives Instructions to the contrary, the Bank will:

                  (a) collect all interest and dividends and all other income and payments, whether paid in cash or in kind, on the Property, as the same become payable and credit the same to the Account;

                  (b) present for payment all Securities held in the Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation to the extent that the Bank or its Subcustodian is actually aware of such opportunities and hold the cash received in the Account pursuant to this Agreement;

                  (c) exchange Securities where the exchange is purely ministerial (including, without limitation, the exchange of warrants, or other documents of entitlement to securities, for the Securities themselves);

                  (d) whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for the Account and such rights entitlement or fractional interest bears an expiration date, endeavor to receive Instructions, provided that if such Instructions are not received in time for the Bank to take timely action, sell in the discretion of the Bank, or its Subcustodian (which sale the Fund, on behalf of the Portfolios, and the Custodian hereby authorize the Bank to make), such rights entitlement or fractional interest and credit the Account with the net proceeds of such sale;

                  (e) execute in the Custodian's or Fund's name for the Account, whenever the Bank, or its Subcustodian, deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from Property; and

                  (f) pay for the Account, any and all taxes and levies in the nature of taxes imposed on income on the Property by any governmental authority. In the event there is insufficient Cash available in the Account to pay such taxes and levies, the Bank, or its Subcustodian, shall notify the Custodian of the amount of the shortfall and the Custodian may, or may cause the Fund to, at its option, deposit additional Cash in the Account or take steps to have sufficient Cash available. The Custodian and the Fund, on behalf of the Portfolios agree, when and if requested by the Bank and required in connection with the payment of any such taxes to cooperate with the Bank, or its Subcustodian, in furnishing information, executing documents or otherwise; and

                  (g) appoint brokers and agents for any transaction involving the Securities, including, without limitation, affiliates of the Bank or any Subcustodian.

                  Except as otherwise may be agreed upon by the parties hereto, the Bank shall not be required to comply with any Instructions to settle the purchase of any Securities for an Account unless there is sufficient Cash in that Account at the time or to settle the sale of any Securities in an Account unless such Securities are in deliverable form. Notwithstanding the foregoing, if the purchase price of such Securities exceeds the amount of Cash in an Account at the time of such purchase, the Bank may, in its sole discretion, advance the amount of the difference in order to settle the purchase of such Securities. The amount of any such advance shall be deemed a loan from the Bank to the applicable Account payable on demand and bearing interest accruing from the date such loan is made to, but not including, the date such loan is repaid at a rate per annum customarily charged by the Bank on similar loans.

                  3. Records, Ownership of Property and Statements. The ownership of the Property whether Securities, Cash and/or other property, and whether held by the Bank or a Subcustodian or in a Securities System as authorized herein, shall be clearly recorded on the Bank's books as belonging to the Custodian, on behalf of the appropriate Portfolio and not for the Custodian's or the Bank's own interest. The Bank shall keep accurate and detailed transactions for each Account. All accounts, books and records of the Bank relating thereto shall be open to inspection and audit at all reasonable times during normal business hours by any person designated by the Bank. The Bank will supply to the Fund and the Custodian from time to time, as mutually agreed upon, a statement in respect to any Property in the Accounts held by the Bank or by a Subcustodian. In the absence of the filing in writing with the Bank by the Fund or the Custodian of exceptions or objections to any such statement within sixty (60) days of the mailing thereof, the Fund shall be deemed to have approved such statement; and in such case or upon written approval of the Fund or the Custodian of any such statement, such statement shall be presumed to be correct with respect to all information set forth therein absent manifest error or omissions.

                  The Fund and the Custodian may elect to participate in any of the electronic on-line service and communications systems offered by the Bank which can provide the Fund and the Custodian, on a daily basis, with the ability to view on-line or to print on hard copy various reports of Account activity and of Securities and/or Cash being held in any Account. To the extent that such service shall include market values of Securities in an Account, the Fund and the Custodian hereby acknowledge that the Bank now obtains and may in the future obtain information on such values from outside sources that the Bank considers to be reliable and the Fund and the Custodian agree that the Bank (i) does not verify nor represent or warrant either the reliability of such service nor the accuracy or completeness of any such information furnished or obtained by or through such service and (ii) shall be without liability in selecting and utilizing such service or furnishing any information derived therefrom.

                  3. Maintenance of Property at Bank and Subcustodian Locations. Pursuant to Instructions, the Fund, on behalf of the

Portfolios, shall, or shall cause the Custodian to, direct the Bank to (a) settle Securities transactions in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for payment or where such Securities are acquired and (b) hold Cash and cash equivalents in such countries where Cash may be legally deposited, where it is the legal currency for payment of public or private debts, and in amounts reasonably necessary to effect the Portfolios' transactions in such Securities. Instructions to settle Securities transactions in any country shall be deemed to authorize the holding of such Securities and Cash in that country.

                  4. Subcustodians and Securities Systems. The Fund and the Custodian authorize and instruct the Bank to hold the Property in the Account(s) in custody accounts which have been established by the Bank with (a) one of its U.S. branches or another U.S. bank or trust company or branch thereof located in the U.S. which is itself qualified under the 1940 Act to act as custodian (individually, a "U.S. Subcustodian"), or a U.S. securities depository or clearing agency in which the Bank or a U.S. Subcustodian participates (individually, a "U.S. Securities System") or (b) one of its non-U.S. branches or subsidiaries, a non-U.S. branch or majority-owned subsidiary of a U.S. bank or a non-U.S. bank or trust company, acting as custodian (individually, a "non-U.S. Subcustodian"; U.S. Subcustodians and non-U.S. Subcustodians, collectively, "Subcustodians"), or a non- U.S. depository or clearing system in which the Bank or any Subcustodian participates (individually, a "non-U.S. Securities System"; U.S. and non-U.S. Securities Systems, collectively, "Securities Systems"), PROVIDED that in each case in which a U.S. Subcustodian or U.S. Securities System is employed, such Subcustodian or Securities System shall have been approved by Instructions; PROVIDED FURTHER that in each case in which a non- U.S. Subcustodian or non-U.S. Securities System is employed,

         (a) such Subcustodian or Securities System either is (1) a qualified U.S. bank as defined by Rule 17f-5 under the 1940 Act ("Rule 17f-5") or (2) an "eligible foreign custodian" within the meaning of Rule 17f-5 or such Subcustodian or Securities System is the subject of an order granted by the U.S. Securities and Exchange Commission ("SEC") exempting such agent or the subcustody arrangements thereto from all or part of the provisions of Rule 17f-5,

         (b) the agreement between the Bank and such non-U.S. Subcustodian has been approved by Instructions; it being understood that the Bank shall have no liability or responsibility for determining whether the approval of any Subcustodian or Securities System has been proper under the 1940 Act or any rule or regulation thereunder, and

         (c) the Bank shall promptly notify the Fund and the Custodian if, in the normal course of its custodial activities, the Bank has reason to believe that any non-U.S. Subcustodian or non-U.S. Securities System has ceased to comply with the requirements of subparagraph (a) of this FURTHER PROVISO.

                  Upon receipt of Instructions, the Bank agrees, as soon as reasonably possible, to cease the employment of any Subcustodian or Securities System with respect to the applicable Account, and if desirable and practicable, appoint a replacement subcustodian or securities system in accordance with the provisions of this Section 6. In addition, the Bank may, at any time in its discretion, upon written notification to the Custodian or the Fund, terminate the employment of any Subcustodian or Securities System.

                  Upon request of the Custodian, the Bank shall deliver to the Custodian no less frequently than annually a certificate stating: (i) the identity of each non-U.S. Subcustodian and non- U.S. Securities System then acting on behalf of the Bank and the name and address of the governmental agency or other regulatory authority that supervises or regulates such non-U.S. Subcustodian and Securities System; (ii) the countries in which each non-U.S. Subcustodian or non-U.S. Securities System is located; and (iii) so long as Rule 17f-5 requires the Fund's Board of Directors to directly approve its foreign custody arrangements, such other information relating to such non-U.S. Subcustodians and non-U.S. Securities Systems as may reasonably be requested by the Custodian to ensure compliance with Rule 17f-5. So long as Rule 17f-5 requires the Fund's Board of Directors to directly approve its foreign custody arrangements, the Bank also shall furnish no less frequently than annually to the Custodian information concerning such non-U.S. Subcustodians and non-U.S. Securities Systems similar in kind and scope as that furnished to the Custodian in connection with the initial approval of this Agreement.

                  5. Use of Sub-Custodians. With respect to Property in the Account maintained by the Bank in the custody of a Subcustodian employed pursuant to Section 6:

                           (a) The Bank will identify on its books as belonging
to the Fund, on behalf of a Portfolio, any Property held by such Subcustodian.

                           (b) Any Property in the Account(s) held by a
Subcustodian will be subject only to the instructions of the Bank or its agents.

                           (c) Property deposited with a Subcustodian will be
maintained in an account holding only assets for customers of the Bank.

                           (d) Any agreement the Bank shall enter into with
a non-U.S. Subcustodian with respect to the holding of Property shall require that (i) the Property will be adequately indemnified or its losses adequately insured; (ii) the Property is not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except for a claim of payment in accordance with such agreement for their safe custody or administration and expenses related thereto, (iii) beneficial ownership of such Securities be freely transferable without the payment of money or value other than for safe custody or administration and expenses related thereto, (iv) adequate records will be maintained identifying the Property held pursuant to such Agreement as belonging to the Bank, on behalf of its customers, and (v) to the extent permitted by applicable law, officers of or auditors employed by, or other representatives of or designated by, the Bank, including the independent public accountants of or designated by, the Custodian or the Fund be given access to the books and records of such Subcustodian relating to its actions under its agreement pertaining to any Property held by it thereunder or confirmation of or pertinent information contained in such books and records be furnished to such persons designated by the Bank.

                  6. Use of Securities System. With respect to Property in the Account maintained by the Custodian or any Subcustodian in the custody of a Securities System employed pursuant to Section 6:

                  (a) The Bank will, and the Subcustodian will be required by its agreement with the Bank to, identify on its books such Property as being held for the account of the Bank or Subcustodian for its customers.

                  (b) Any Property held in a Securities System for the account of the Bank or a Subcustodian will be subject only to the instructions of the Bank or such Subcustodian, as the case may be.

                  (c) Property deposited with a Securities System will be maintained in an account holding only assets for customers of the Bank or Subcustodian, as the case may be.

                  (d) The Bank will provide the Custodian with any report obtained by the Bank on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

                  7. Agents. The Bank may at any time or times in its sole discretion appoint (or remove) any other U.S. bank or trust company which is itself qualified under the 1940 Act to act as custodian, as its agent to carry out such of the provisions of this Agreement as the Bank may from time to time direct; PROVIDED, however, that the appointment of any agent shall not relieve the Bank of its responsibilities or liabilities hereunder.

                  8. Holding of Securities, Nominees, etc. Securities in an Account that are held by the Bank or any Subcustodian may be held by such entity in the name of the Fund, on behalf of a Portfolio, in its own name, in the name of its nominee or in bearer form. Securities that are hold with a Subcustodian or are eligible for deposit in a securities system as provided above may be maintained with the Subcustodian or securities system, as the case may be, in an account for the Bank's or Subcustodian's customers. The Bank or Subcustodian, as the case may be, may combine certificates representing Securities held in an Account with certificates of the same issue held by it as fiduciary or as a custodian. In the event that any Securities in the name of the Bank or its nominee or held by one of its Subcustodians and registered in the name of such Subcustodian or its nominee are called for partial redemption by the issuer of such Security, the Bank may, subject to the rules or regulations pertaining to allocation of any securities depository in which such Securities have been deposited, allot, or cause to be allotted, the called portion of the respective beneficial holders of such class of security in any manner the Bank deems to be fair and equitable.

                  9. Proxies, Notices and Reports. With respect to any proxies, notices, reports or other communications relative to any of the Securities in the Account(s), the Bank shall perform such services and only such services relative thereto as are (i) set forth in Section 2 of this Agreement, (ii) described in Exhibit B attached hereto (as such service therein described may be in effect from time to time) (the "Proxy Service") and (iii) as otherwise agreed upon between the Bank, the Custodian and the Fund. The liability and responsibility of the Bank in connection with the Proxy Service referred to in
(ii) of the immediately preceding sentence and in connection with any additional services that the Bank, the Custodian and the Fund may agree upon as provided in
(iii) of the immediately preceding sentence shall be as set forth in the description of the Proxy Service and as may be agreed upon by the Bank, the Custodian and the Fund in connection with the furnishing of any such additional service and shall not be affected by any other term of this Agreement. Neither the Bank nor its nominees or agents shall vote upon or in respect of any of the Securities in the Accounts, execute any form of proxy to vote thereon, or give any consent or take any action (except as provided in Section 2) with respect thereto except upon the receipt of Instructions relative thereto.

                  10. Settlement Procedures. Settlement and payment for Securities received for an Account and delivery of Securities maintained for an Account may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering Securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Securities from such purchaser or dealer, as such practices and procedures may be modified or supplemented in accordance with the standard operating procedures of the Bank in effect from time to time for that jurisdiction or market.

                  11. Instructions. The term "Instructions" means instructions from the Custodian or the Fund in respect of any of the Bank's duties hereunder which have been received by the Bank at its address set forth in Section 21 below in writing or by tested telex signed or given by such one or more person or persons as the Custodian or the Fund shall have from time to time authorized to give the particular class of Instructions in question and whose name and (if applicable) signature and office address have been filed with the Bank, or which have been transmitted electronically through an electronic on-line service and communications system offered by the Bank or other electronic instruction system acceptable to the Bank, or upon receipt of such other form of instructions as the Fund or the Custodian may from time to time authorize in writing and which the Bank agrees to accept. A list of those persons initially authorized to act on behalf of the Custodian and the Fund is set forth in Exhibit C hereto. The Bank shall have the right to assume in the absence of notice to the contrary from the Fund or the Custodian that any person whose name is set forth in Exhibit C hereto or subsequently placed on file with the Bank pursuant to this Section has been authorized by the Fund or the Custodian to give the Instructions in question and that such authorization has not been revoked. The Bank may act upon and conclusively rely on, without any liability to the Fund, the Custodian or any other person or entity for any losses resulting therefrom, any Instructions reasonably believed by it to be furnished by the proper person or persons as provided above.

                  12. Standard of Care. The Bank shall be responsible for the performance of only such duties as are set forth herein or contained in Instructions given to the Bank that are not contrary to the provisions of this Agreement. The Bank will use reasonable care with respect to the safekeeping of Securities in each Account and, except as otherwise expressly provided herein, in carrying out its obligations under this Agreement. So long as and to the extent that it has exercised reasonable care, the Bank shall not be responsible for the title, validity or genuineness of any Property or other property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon, and may conclusively rely on, without liability for any loss resulting therefrom, any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed or furnished by the proper party or parties, including, without limitation, Instructions, and shall be indemnified by the Fund and the Custodian for any losses, damages, costs and expenses (including the fees and expenses of counsel) incurred by the Bank and arising out of action taken or omitted with reasonable care by the Bank hereunder or under any Instructions. The Bank shall be liable to the Fund or the Custodian for any act or omission to act of any Subcustodian to the same extent as if it committed such act itself. With respect to a Securities System, the Bank shall only be responsible or liable for losses arising from the employment of such Securities System caused by the Bank's own failure to exercise reasonable care. In the event of any loss to the Fund or the Custodian by reason of the failure of the Bank or its Subcustodian to utilize reasonable care, the Bank shall be liable to the Fund or the Custodian to the extent of the Fund's or Custodian's actual damages at the time such loss was discovered without reference to any special conditions or circumstances. In no event shall the Bank be liable for any consequential or special damages. The Bank shall be entitled to rely, and may act, on advice of counsel (who may be counsel for the Fund or the Custodian) on all matters and shall be without liability for any action reasonable taken or omitted pursuant to such advice.

                  In the event the Fund or the Custodian subscribes to an electronic on-line service and communications system offered by the Bank, the Fund and the Custodian shall be fully responsible for the security of each such party's connecting terminal, access thereto and the proper and authorized use thereof and the initiation and application of continuing effective safeguards with respect thereto and agree to defend and indemnify the Bank and hold the Bank harmless from and against any and all losses, damages, costs and expenses (including the fees and expenses of counsel) incurred by the Bank as a result of any improper or unauthorized use of such terminal by the Fund, the Custodian or by any others.

                  All collections of funds or other property paid or distributed in respect of Securities in an Account, including funds involved in third-party foreign exchange transactions, shall be made at the risk of the Fund. Subject to the exercise of reasonable care, the Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Bank or by its Subcustodian of any payment, redemption or other transaction regarding Securities in an Account in respect of which the Bank has agreed to take action as provided in Section 2 hereof. The Bank shall not be liable for any loss resulting from, or caused by, or resulting from acts of governmental authorities (whether DE JURE or DE FACTO), including, without limitation, nationalization, expropriation, and the imposition of currency restrictions; devaluations of or fluctuations in the value of currencies; changes in laws and regulations applicable to the banking or securities industry; market conditions that prevent the orderly execution of securities transactions or affect the value of Property; acts of war, terrorism, insurrection or revolution; strikes or work stoppages; the inability of a local clearing and settlement system to settle transactions for reasons beyond the control of the Bank; hurricane, cyclone, earthquake, volcanic eruption, nuclear fusion, fission, radioactivity or other acts of God.

                  The provisions of this Section shall survive termination of this Agreement.

                  13. Liability for Past Records. The Bank shall have no liability in respect of any loss, damage or expense suffered by the Fund or the Custodian, insofar as such loss, damage or expense arises from the performance of the Bank's duties hereunder by reason of the Bank's reliance upon records that were maintained for the Fund by entities other than the Bank prior to the Bank's employment hereunder.

                  14. Investment Limitations and Legal or Contractual Restrictions or Regulations. Provided that the Bank exercises reasonable care to comply with Instructions, particularly in connection with the purchase, sale or exchange of Securities made by or for a Portfolio in any country, the Bank shall not be liable to the Custodian or the Fund or a Portfolio and the Custodian and the Fund, on behalf of the applicable Portfolio. The Custodian and the Fund each agree to indemnify the Bank and its nominees, for any loss, damage or expense suffered or incurred by the Bank or its nominees arising out of any violation of any investment restriction or other restriction or limitation applicable to the Fund or any Portfolio pursuant to any contract or any law or regulation. The provisions of this Section shall survive termination of this Agreement.

                  15. Fees and Expenses. The Custodian agrees to pay to the Bank such compensation for its services pursuant to this Agreement, including if elected by the Custodian or the Fund fees for an electronic on-line service and communications system offered by the Bank, as may be mutually agreed upon in writing from time to time and the Bank's out-of-pocket or incidental expenses in connection with the performance of this Agreement, including but without limitation, reasonable legal fees. The initial fee schedule is set forth in Exhibit D attached hereto. The Custodian and the Fund hereby agree to hold the Bank harmless from any liability or loss resulting from any taxes or other governmental charges, and any expenses related thereto, that may be imposed, or assessed with respect to any Property in the Account(s) and also agree to hold the Bank, its Subcustodians, and their respective nominees harmless from any liability as a record holder of Property in the Account. The Bank is authorized to charge the applicable Account for such items and the Bank shall have a lien on the Property in the Agreement, including but not limited to amounts payable pursuant to the last paragraph of Section 2 and pursuant to indemnifies granted by the Fund under this Agreement. The provisions of this Section shall survive the termination of this Agreement.

                  16. Amendment, Modifications, Etc. No provisions of this Agreement may be amended, modified or waived except in a writing signed by the parties hereto.

                  17. Tax Reclaims. With respect to withholding taxes deducted and which may be deducted from any income received from any Property in an Account, the Custodian shall perform such services with respect thereto as are described in Exhibit E attached hereto and shall in connection therewith be subject to the standard of care set forth in such Exhibit E. Such standard of care shall not be affected by any other term of this Agreement.

                  18. Termination. This Agreement may be terminated (in its entirety or with respect to one or more but less than all Portfolios) by the Fund, the Custodian or the Bank by sixty (60) days' written notice to the others; provided that notice of termination by the Fund or the Custodian shall be authorized by a resolution of the Board of Directors of the Fund, a certified copy of which shall accompany such notice of termination, and provided further, that such resolution shall specify the names of persons to whom the Bank has been authorized by the Fund to deliver the Securities in each applicable Account and to whom the Cash in such Account shall be paid. Termination as to one or more Portfolios shall be effected by delivery by the Fund, of an amended Exhibit A deleting such Portfolios, to the Custodian and the Bank. If notice of termination is given by the Bank, the Fund shall, within sixty (60) days following the giving of such notice, deliver to the Bank a certified copy of a resolution of the Board of Directors of the Fund specifying the names of the persons to whom the Bank shall deliver the Securities in each applicable Account and to whom the Cash in the Account shall be paid. In addition, the Bank may in its discretion withhold from such delivery such Cash and Securities as may be necessary to settle transactions pending at the time of such delivery. If within sixty (60) days following the giving of a notice of termination by the Bank, the Bank does not receive from the Fund or the Custodian a certified resolution specifying the names of the persons to whom the Bank has been authorized by the Fund to deliver the Securities in the applicable Accounts and to whom the Cash in such Accounts shall be paid, the Bank, at its election, may deliver such Securities and pay such Cash to a bank or trust company doing business in the State of New York and meeting the requirements of Section 17(f) of the 1940 Act to be held and disposed of pursuant to the provisions of this Agreement, or may continue to hold such Securities and Cash until a certified resolution as aforesaid is delivered to the Bank, in which case the Bank shall be entitled to reasonable compensation in connection with its continuing obligations under this Agreement.

                  This Agreement shall terminate automatically upon the termination of the custody agreement between the Custodian and the Fund. The Custodian or the Fund shall notify the Bank of the termination of the custody agreement between the Custodian and the Fund simultaneously with the Custodian's or Fund's notice of termination provided to each other pursuant to the custody agreement.

                  19. Notices. Except as otherwise provided in this Agreement, all requests, demands or other communications between the parties or notices in connection herewith (a) shall be in writing, hand delivered or sent by telex, telegram, facsimile, cable or other means of electronic communication agreed upon by the parties hereto, addressed to such party at its address set forth on the signature page hereof or to such other address as shall have been furnished to the receiving party pursuant to the provisions hereof and (b) shall be deemed effective when received.

                  20. Governing Law and Successors and Assigns. This Agreement shall be governed by the law of the State of New York and shall not be assignable by any party, but shall bind the successors in interest of the Fund, the Custodian and the Bank.

                  21. Publicity. The Fund and the Custodian shall furnish to the Bank at its office referred to in Section 21 above, prior to any distribution thereof, copies of any material prepared for distribution to any persons who are not parties hereto that refer in any way to the Bank. Neither the Fund nor the Custodian shall distribute or permit the distribution of such materials if the Bank reasonably objects in writing within ten (10) business days (or such other time as may be mutually agreed) after receipt thereof. The provisions of this Section shall survive the termination of this Agreement.

                  22. Submission to Jurisdiction. To the extent, if any, to which the Custodian, the Fund or any of each such party's respective properties may be deemed to have or hereafter to acquire immunity, on the ground of sovereignty or otherwise, from any judicial process or proceeding to enforce this Agreement or to collect amounts due hereunder (including, without limitation, attachment proceedings prior to judgment or in aid of execution) in any jurisdiction, the Custodian and the Fund hereby waive such immunity and agree not to claim the same. Any suit, action or proceeding arising out of this Agreement may be instituted in any State or Federal court sitting in the city of New York, State of New York, United States of America, and the Custodian and the Fund irrevocably submit to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding and waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding was brought in an inconvenient forum. The Custodian and the Fund each hereby irrevocably designates, appoints and empowers CT Corporation System, 1633 Broadway, New York, New York 10019 as its authorized agent to receive, for and on its own behalf and its property service of process in the State of new York when and as such legal actions or proceedings may be brought in any of the aforementioned counts, and such service of process shall be deemed complete upon the date of delivery thereof to such agent whether or not such agent gives notice thereof to the Custodian or the Fund, as the case may be, or upon the earliest of any other date permitted by applicable law. The Custodian and the Fund each further irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified air mail, postage prepaid, to it at its address set forth below or in any other manner permitted by law, such service to become effective upon the earlier of (i) the date fifteen (15) days after such mailing or (ii) any earlier date permitted by applicable law. Each of the Custodian and the Fund agrees that it will at all times continuously maintain an agent to receive service of process in the City and State of New York on behalf of itself and its properties with respect to this Agreement and in the event that, for any reason, the agent named above or its successor shall no longer serve as agent of the Custodian or the Fund, as the case may be, to receive service of process in the City and State of New York on its behalf, the custodian or the Fund, as the case may be, shall promptly appoint a successor to so serve and shall advise the Bank thereof.

                  23. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties hereto.

                  24. Headings. The headings of the paragraphs hereof are included for convenience of reference only and do not form a part of this Agreement.

                  25. Confidentiality. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through an reach of this Agreement, or that is required to be disclosed by any bank examiner of the Bank, Custodian or any Subcustodian, any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.







                     [This space intentionally left blank.]

                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf of the day and year first above written.

                                        MERCANTILE BANK OF ST. LOUIS
                                        NATIONAL ASSOCIATION


                                        By: /s/ Linda P. Jones
                                            -------------------
                                           Name:  Linda P. Jones
                                           Title:  Vice President

                                        Address for record:
                                        One Mercantile Center
                                        Eighth and Locust Streets
                                        St. Louis, MO  63101
                                        Attn:



                                        BANKERS TRUST COMPANY

                                        By: /s/ Joseph J. Geronimo
                                            ----------------------
                                            Name:  Joseph J. Geronimo
                                            Title: Managing Director

                                        Address for record:
                                        Bankers Trust Company
                                        16 Wall Street
                                        New York, New York  10005
                                        Attn:  Lynne Sussman


                                        THE ARCH FUND(R), INC.

                                        By: /s/ W. Bruce McConnel, III
                                            --------------------------
                                            Name:  W. Bruce McConnel, III
                                            Title: Secretary

                                        Address for record:
                                        1345 Chestnut Street, Suite 1100
                                        Philadelphia, PA 19107
                                        Attn: W. Bruce McConnel, III, Esq.

                                    EXHIBIT A


                To Global Sub-Custodian Agreement dated as of April 1, 1994
among Bankers   Trust Company, The ARCH Fund, Inc. and Mercantile Bank of St.
Louis National Association.


                               LIST OF PORTFOLIOS


                  The following is a list of Portfolios referred to in the second WHEREAS clause of the above-referred to Global Sub-Custodian Agreement. Terms used herein as defined terms unless otherwise defined shall have the meanings ascribed to them in the above-referred to Global Sub-Custodian Agreement. The Fund may add or delete Portfolios upon delivery of an amended Exhibit A to the Bank and the Custodian. Upon delivery of such amended Exhibit A and, if such amended Exhibit A adds Portfolios, the acceptance thereof by the Bank and the Custodian, this Exhibit A shall be deemed to be amended in accordance therewith as of the date of such delivery or delivery and acceptance by the Bank and the Custodian, as the case may be.

                  The ARCH International Equity Portfolio















Dated as of April 1, 1994


/s/ L.J.                            /s/ W.B.M.                /s/ J.G.
---------------                     ---------------           ----------------
Bank                                Fund                      Custodian

                                    EXHIBIT B

                  To Global Sub-Custodian Agreement dated as of April 1,
1994 among Bankers Trust Company, The ARCH Fund, Inc. and Mercantile Bank of St. Louis National Association.

                                  PROXY SERVICE
                                  -------------

                  The following is a description of the Proxy Service referred to in Section 11 of the above referred to Global Sub-Custodian Agreement. Terms used herein as defined terms shall have the meanings ascribed to them therein unless otherwise defined below.

                  The Bank provides a service, described below, for the transition of corporate communications in connection with shareholder meetings relating to Securities held in Australia, Canada, Denmark, Finland, France, Germany, Hong Kong, Indonesia, Ireland, Japan, Malaysia, Mexico, New Zealand, Singapore, Spain, Sweden, United Kingdom, United States and Venezuela. For the United States and Canada, the term "corporate communications" means the proxy statements or meeting agenda, proxy cards, annual reports and any other meeting materials received by the Bank. For countries other than the United Stated and Canada, the term "corporate communications" means the meeting agenda only and does not include any meeting circulars, proxy statements or any other corporate communications furnished by the issuer in connection with such meeting. Non-meeting related corporate communications are not included in the transmission service to be provided by the Bank except upon request as provided below.

                  The Bank's process for transmitting and translating meeting agendas will be as follows:

                  1) If the meeting agenda is not provided by the issuer in the English language, and if the language of such agenda is in the official language of the country in which the related security is held, the Bank will as soon as practicable after receipt of the original meeting agenda by the Bank's Subcustodian provide to the Custodian and English translation prepared by our Subcustodian.

                  2) If an English translation of the meeting agenda is furnished, the local language agenda will not be furnished unless requested.

                  Translations will be free translations and neither the Bank nor any of its Subcustodians will be liable or held responsible for the accuracy thereof or any direct or indirect consequences arising therefrom, including without limitation, arising out of any action taken or omitted to be taken based thereon.

                  If requested, the Bank will, on a best efforts basis, endeavor to obtain any additional corporate communication such as annual or interim reports, proxy statements, meeting circulars, or local language agendas, and provide them to the Custodian in the form obtained.

                  Timing in the voting process is important and, in that regard, upon receipt by the Bank of notice from its Subcustodian, the Bank will provide a notice to the Custodian indicating the deadline for receipt of its instructions to enable the voting process to take place effectively and efficiently. As voting procedures will vary from market to market, attention to any required procedures will be very important. Upon timely receipt of voting instructions, the Bank will promptly forward such instructions to the applicable Subcustodian. If voting instructions are not timely received, the Bank shall have no liability or obligations to take any action.

                  For Securities held in other markets, the Bank will not furnish the material described above or seek voting instructions. However, if requested to exercise voting rights at a specific meeting, the Bank will endeavor to do so on a best efforts basis without any assurance that such rights will be so exercised at such meeting.

                  If the Bank or any Subcustodian incurs extraordinary expenses in exercising voting rights related to any Securities pursuant to appropriate instructions or direction (e.g., by way of illustration only and not by way of limitation, physical presence is required at a meeting and/or travel expenses are incurred), such expenses will be reimbursed out of the applicable Accounts containing such Securities unless other arrangements have been made for such reimbursements.

                  It is the intent of the Bank to expand the Proxy Service to include jurisdictions which are not currently included as set forth in the second paragraph hereof. The Bank will notify the Custodian as to the inclusion of additional countries or deletion of existing countries after their inclusion or deletion and this Exhibit B will be deemed to be automatically amended to include or delete such countries as the case may be.

Dated as of April 1, 1994


/s/ L.J.                   /s/ W.B.M.                /s/ J.G.
--------------             -----------------         ----------------
Bank                       Fund                      Custodian

                                    EXHIBIT C


                To Global Sub-Custodian Agreement dated as of April 1, 1994 among Bankers Trust Company, The ARCH Fund, Inc. and Mercantile Bank of St. Louis National Association.

                               AUTHORIZED PERSONS
                               ------------------

                  Pursuant to Section 13 of the above referred to Global Sub-Custodian Agreement, the following persons are authorized to act on behalf of [Winsbury]"

                  Charles L. Booth                   Ray J. Cook
                  Jody G. Dzuranin                   Walter B. Grimm
                  Bryan Haft                         G. Ronald Henderson
                  Lisa K. Householder                J. David Huber
                  Stephen G. Mintos                  James G. Osborne
                  Kenneth B. Quintez                 Roy E. Rogers
                  William J. Tomko

                  Pursuant to Section 13 of the above referred to Global Sub-Custodian Agreement, Mercantile Bank of St. Louis National Association ("Custodian") names the following persons of Mississippi Valley Advisors, Inc. who are authorized to act on the Custodian's behalf:

                  Robert J. Anthony                  David A. Bethke
                  Jo Ann M. Dotson                   Gene E. Gillespie
                  Gregory A. Glidden                 Gary Hurlbat
                  Caroly A. Klemp                    Peter C. Merzian
                  Pamela S. Shoults                  Pamela Yehling




Dated as of April 1, 1994


/s/ L.J.                   /s/ W.B.M.                /s/ J.G.
--------------             ----------------          -------------------
Bank                       Fund                      Custodian

                                    EXHIBIT D


                 To Global Sub-Custodian Agreement dated as of April 1, 1994 among Bankers Trust Company, The ARCH Fund, Inc. and Mercantile Bank of St. Louis National Association.

                              CUSTODY FEE SCHEDULE
                              --------------------

                  Pursuant to Section 17 of the above referred to Global Sub-Custodian Agreement, the Custodian shall pay the following fees and expenses:



Annual Charge on Assets
-----------------------

First $50 million                           14 Basis Points
Next $50 million                            12.5 Basis Points
Next $150 million                           10 Basis Points
Excess over $250 million                    7.5 Basis Points










Dated as of April 1, 1994



/s/ L.J.                   /s/ W.B.M.               /s/ J.G.
----------------           -----------------        -------------------
Bank                       Fund                     Custodian

This Exhibit D shall be amended upon delivery by the Bank of a new Exhibit D to the Custodian and acceptance thereof by the Custodian and shall be effective as of the date of acceptance by the Custodian or a date agreed upon between the Bank and the Custodian.

                                    EXHIBIT E


                 To Global Sub-Custodian Agreement dated as of April 1, 1994 among Bankers Trust Company, The ARCH Fund, Inc. and Mercantile Bank of St. Louis National Association.


                                  TAX RECLAIMS
                                  ------------


                  Pursuant to Section 19 of the above referred to Global Sub-Custodian Agreement, the Bank shall perform the following services with respect to withholding taxes imposed or which may be imposed on income from Property in the Account. Terms used herein as defined terms shall unless otherwise defined have the meanings ascribed to them in the above referred to Sub-Custodian Agreement.

                  When withholding tax has been deducted with respect to income from any Property in an Account, the Bank will actively pursue on a best efforts basis the reclaim process and will provide fully detailed advices/vouchers to support reclaims submitted to the local authorities by the Bank or its designee. In all cases of withholding, the Bank will provide full details to the Custodian. If exemption from withholdings at the source can be obtained in the future, the Bank will notify the Custodian and advise what documentation, if any, is required to obtain the exemption. Upon receipt of such documentation from the Custodian, the Bank will file for exemption on the Custodian's behalf and notify the Custodian when it has been obtained.

                  In connection with providing the foregoing service, the Bank may rely on professional tax services published by a major international accounting firm and/or advice received from Subcustodians in the jurisdictions in question. In addition, the Bank may seek the advice of counsel or other professional tax advisers in such jurisdictions. The Bank is entitled to rely, and may act, on information set forth in such services and on advice received from its Subcustodians, counsel or other professional tax advisers and shall be without liability to the Customer for any action reasonably taken or omitted pursuant to information contained in such services or such advice.


Dated as of April 1, 1994


/s/ L.J.                   /s/ W.B.M.               /s/ J.G.
-----------------          ---------------          ------------------
Bank                       Fund                     Custodian